UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    May 18, 2010

BENCHMARK ELECTRONICS, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	1-10560 (Commission File Number)	74-2211011 (I.R.S. Employer Identification No.)

3000 Technology Drive, Angleton, Texas	77515
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (979) 849-6550

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On May 18, 2010, Benchmark Electronics, Inc. (the Company) held an annual meeting of its shareholders. There were four proposals acted upon at that meeting. All proposals were approved. The following is a description of each proposal and the votes cast with respect to such proposal:

Proposal #1. With respect to the election of directors, the voting was as follows:

Nominee	For	Withheld	Non Votes
Cary T. Fu	55,167,409	1,341,760	2,279,659
Michael R. Dawson	55,697,018	812,151	2,279,659
Peter G. Dorflinger	55,587,428	921,741	2,279,659
Douglas G. Duncan	54,171,477	2,337,692	2,279,659
Laura W. Lang	55,707,942	801,227	2,279,659
Bernee D. L. Strom	55,705,400	803,769	2,279,659
Clay C. Williams	55,695,004	814,165	2,279,659

Proposal # 2. With respect to the adoption of the Benchmark Electronics, Inc. 2010 Omnibus Incentive Compensation Plan, the voting was as follows:

For	Against	Abstain	Non-Vote
42,839,854	13,603,133	66,182	2,279,659

Proposal # 3. With respect to the amendment and approval of the Rights Agreement between the Company and Computershare Trust Company, N.A., the voting was as follows:

For	Against	Abstain	Non-Vote
51,497,984	4,990,500	20,685	2,279,659

Proposal # 4. With respect to the ratification of the appointment of KPMG LLP as the independent registered public accounting firm of the Company, the voting was as follows:

For	Against	Abstain	Non-Vote
58,097,484	674,880	16,464	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENCHMARK ELECTRONICS, INC.

Dated: May 19, 2010	By:	/s/ Cary T. Fu
Cary T. Fu
Chief Executive Officer